FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report  (Date of earliest event reported):  February 17, 1995


                        KASH N' KARRY FOOD STORES, INC.
             (Exact name of registrant as specified in its charter)


                       Commission File No.  33-25621

        Delaware                                 95-4161591
(State of incorporation)            (IRS employer identification number)

                    6422 Harney Road, Tampa, Florida  33610
           (Address of registrant's principal executive offices)

                              (813) 621-0200
           (Registrant's telephone number, including area code)


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Item 4.  Changes in Registrant's Certifying Accountants.



     On February 17, 1995, KPMG Peat Marwick LLP ("KPMG"), the registrant's independent accountants who were previously engaged as the principal accountants to audit the registrant's financial statements, were dismissed. KPMG's report on the registrant's financial statements for either of the last two years contained no adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the 1994 financial statements of registrant contained a separate paragraph stating that "Kash n' Karry Food Stores, Inc., has suffered recurring losses from operations and has a net capital deficiency. As discussed in note 1 to the financial statements, Kash n' Karry Food Stores, Inc., filed a pre-packaged petition under Chapter 11 of the United States Bankruptcy Code on November 9, 1994. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty." The registrant's plan of reorganization was approved by the bankruptcy court on December 12, 1994, and became effective on December 29, 1994.

     The decision to change accountants was recommended by the registrant's audit committee and approved by the registrant's Board of Directors. During the registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also, during the aforementioned period, there were no reportable events.

     On February 17, 1995, the registrant engaged Coopers & Lybrand L.L.P as the principal accountants to audit the registrant's financial statements for the fiscal year ending July 30, 1995.


Item 7.  Exhibits.

Exhibit No.                   Description
- -----------                   -----------

    16.1 Letter dated February 23, 1995, from KPMG Peat Marwick LLP to the Securities and Exchange Commission.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    KASH N' KARRY FOOD STORES, INC.



                                     /S/ RICHARD D. COLEMAN
                                    ----------------------------------
                                    Richard D. Coleman
                                    Vice President and Controller

DATED:   February 23, 1995